EXHIBIT 32
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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




The Board of Directors
PrimeWest Energy Inc.


We consent to the use in this Registration Statement on Form 40-F of our auditors' report dated April 14, 2000 on the consolidated balance sheets of Reserve Royalty Corporation as at December 31, 1999 and 1998, and the statements of operations and deficit and cash flow for the years then ended.



/S/ KPMG LLP

Calgary, Canada
November 11, 2002